SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2003

Date of Report (Date of earliest event reported)

ESSENTIAL THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-28006	94-3186021

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 Fourth Avenue, Waltham, MA 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 647-5554

(Registrant’s telephone number, including area code)

Item 3.    Bankruptcy or Receivership.

On May 1, 2003, Essential Therapeutics, Inc., a Delaware corporation (the “Company”), and Maret Corporation and The Althexis Company, Inc., the Company’s wholly owned subsidiaries (together with the Company, the “Debtors”), filed a voluntary petition for relief (the “Chapter 11 Filing”) under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), Case Nos. 03-11317, 03-11318 and 03-11319. The Debtors remain in possession of their assets and properties and continue to operate their businesses each as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

A copy of the Company’s joint plan of reorganization filed with the Bankruptcy Court on May 2, 2003 is attached hereto as Exhibit 2.1 and incorporated by reference herein. In addition, a copy of the Company’s press release dated May 2, 2003 announcing the Chapter 11 Filing is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit Number	Description
2.1	Joint Plan of Reorganization, filed with the United States Bankruptcy Court for the District of Delaware on May 2, 2003.
99.1	Press Release, dated May 2, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2003	ESSENTIAL THERAPEUTICS, INC.

	By:	/S/ ELIZABETH GRAMMER
Elizabeth Grammer, Vice President and General Counsel